Exhibit 10.3

WILMINGTON TRUST COMPANY,

AS COLLATERAL AGENT FOR THE COLLATERAL AGENT, THE AGENT, THE

LENDERS, THE TRUSTEE AND THE NOTEHOLDERS

and

THE ASSIGNORS,

as set forth on the signature page hereto

ASSIGNMENT OF EARNINGS AND INSURANCES

Dated as of August 26, 2004

Assignment of Earnings and Insurances, dated as of August 26, 2004 (the “Assignment”), by and between each of the undersigned assignors (each, an “Assignor” and, collectively, the “Assignors”) and Wilmington Trust Company, not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”), under the Collateral Agency Agreement, dated as of August 26, 2004 (the “Collateral Agency Agreement”) by and among Secunda International Limited (“Secunda” or the “Borrower”) and certain of its subsidiaries, Fortis Capital Corp. (the “Agent”) in its capacity as Agent for the benefit of the Lenders and Wells Fargo Bank, National Association (the “Trustee”) in its capacity as Trustee for the benefit of the Noteholders and the Collateral Agent.

PRELIMINARY STATEMENT

Pursuant to the terms of the Credit Agreement, each of the Lenders agreed to make the Facility available to the Borrower in accordance with and subject to the terms and conditions of the Credit Agreement. As a condition to providing such Facility (as defined in the Credit Agreement), each of the Lenders has requested that the Subsidiary Guarantors, jointly and severally, guarantee the Obligations of the Borrower under the Credit Agreement by entering into the Revolving Credit Guarantee Agreement and securing the Subsidiary Guarantors’ obligations thereunder by granting to the Collateral Agent, on behalf of the Agent and the Lenders, a lien in, to and under the Collateral. Pursuant to the terms of the Indenture the Borrower issued the Notes. As a condition to the purchase of such Notes by the initial purchasers thereof, each of such initial purchasers has requested that the Subsidiary Guarantors, jointly and severally, guarantee the Obligations of the Borrower under the Indenture by entering into the Note Guarantee Agreement and securing the Subsidiary Guarantors’ obligations thereunder by granting to the Collateral Agent, on behalf of the Trustee and the Noteholders, a lien in, to and under the Collateral. In consideration for the Lenders making the Facility available to the Borrower and the Initial Purchasers purchasing the Notes, each of the Assignors has agreed to enter into this Assignment

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of other valuable consideration, receipt of which is hereby acknowledged, the Assignors and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS

Unless otherwise defined in this Assignment, capitalized terms used in this Assignment shall have the meanings assigned to such terms in the Collateral Agency Agreement.

“Assignment of Contracts” means, with respect to a Vessel, the assignment between the related Assignor and the Collateral Agent, as amended from time to time in accordance with the terms thereof, pursuant to which such Assignor assigns to the Collateral Agent, on behalf of the Collateral Agent, the Agent, the Lenders, the Trustee and the Noteholders, all of its right, title and interest in, to and under any charter or contract in respect of the services of the Vessel having a term of greater than twelve (12) months (each, a “Charter”).

“Compulsory Acquisition” means, with respect to a Vessel, the requisition for title or other compulsory acquisition of such Vessel (otherwise than by requisition for hire), capture, seizure, detention or confiscation of such Vessel by any government or by Persons acting or purporting to act on behalf of any government or Governmental Authority.

“Earnings” means and includes all present and future moneys and claims which are earned by or become payable to or for the account of the Assignors in connection with the operation or ownership of the Vessels, including but not limited to freights, passage and hire moneys, remuneration for salvage and towage services, demurrage and detention moneys, all present and future moneys and claims payable to or for the account of the Assignors in respect of any breach or variation of any charterparty or contract of affreightment in respect of the Vessels, and all moneys and claims payable to or for the account of the Assignors in respect of the requisition for hire of the Vessels for a period not in excess of 180 days.

“Governmental Authority” means any government, parliament, legislature, regulatory authority, agency, commission, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule making entity (including a Minister of the Crown) having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, any country in which any Assignor is organized, continued, amalgamated, merged or otherwise created or established or in which any Assignor carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such state, province or territory of such country.

“Total Loss” means, with respect to a Vessel, (a) an actual or constructive or compromised or arranged total loss of such Vessel, (b) a Compulsory Acquisition of such Vessel or (c) a requisition for hire of such Vessel for a period in excess of 180 days.

“Vessel” means each of the Vessels listed on Schedule I attached hereto and includes any share or interest therein and its boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture, fittings, equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, whether or not on board such Vessel, and also any and all additions, improvements, renewals and replacements hereafter made in or to such Vessel or any part thereof, provided, however, for greater certainty “Vessel” shall not include any of the following assets: (a) all fast rescue craft now owned or hereafter acquired and any substitutions, renewals and replacements thereof and accretions thereto; and (b) all portable fire fighting sets now owned or hereafter acquired and any substitutions, renewals and replacements thereof and accretions thereto.

ARTICLE II

ASSIGNMENT

Section 2.01 Security Interest. This Assignment is made and delivered as security for the Secured Obligations.

Section 2.02 Assignment of Earnings. In order to provide for the payment of and as security for the Secured Obligations, each Assignor has granted, bargained, assigned,

transferred, conveyed, mortgaged, pledged and granted a security interest in and confirmed, and does hereby grant, bargain, assign, transfer, convey, mortgage, pledge and grant a security interest in and confirm, to the Collateral Agent, its successors and assigns, for its and their respective successors’ and assigns’ own proper use and benefit, all of such Assignor’s right, title and interest in and to any Earnings from its Vessel(s); provided that, unless an Event of Default shall have occurred and be continuing, all Earnings shall be paid to the related Assignors. If an Event of Default shall have occurred and be continuing, all Earnings shall be paid to the Collateral Agent in accordance with the instructions set forth in the Notice (as defined in Appendix II) and shall be applied as provided in the Collateral Agency Agreement or the applicable Account Pledge Agreement, as the case may be. To the extent an Assignor has executed and delivered an Assignment of Contracts and the terms thereof conflict with any of the terms hereof, the terms of the Assignment of Contracts shall govern.

Section 2.03 Assignment of Insurances. In addition to the foregoing, in order to provide for the payment of and as security for the Secured Obligations, each of the Assignors has granted, bargained, assigned, transferred, conveyed, mortgaged, pledged and granted a security interest in and confirmed, and does hereby grant, bargain, assign, transfer, convey, mortgage, pledge and grant a security interest in and confirm, to the Collateral Agent, its successors and assigns, for its and their respective successors’ and assigns’ own proper use and benefit, all of such Assignor’s right, title and interest in and to (a) all moneys and claims for moneys due and to become due to such Assignor with respect to the Total Loss of its Vessel(s), and all claims for damages or compensation with respect thereto, and (b) all policies and contracts of insurance of whatsoever nature and all entries with protection and indemnity clubs or societies (to the extent that the rules of the relevant insurance company, club or society allow such assignment) that have been or may hereafter during the subsistence of this Assignment be taken out in respect of such Assignor’s interests in its Vessel(s), including all machinery, materials, equipment, appurtenances and outfits thereon, including without being limited to hull and machinery, off hire, loss of hire, war risks, protection and indemnity and requisition or otherwise howsoever (but excluding insurance and entries with protection and indemnity clubs or societies covering such Assignor’s liability to third parties) and all the benefits thereof, including all claims of whatsoever nature and return of premiums, together with the income and proceeds of any and all of the foregoing (all such right, title and interest herein called the “Insurances”). The foregoing assignment is in addition to, and not in substitution for, the provisions with respect to insurance on the Vessel(s) contained in the Deed of Covenants. To the extent of any conflict between the Deed of Covenants and this Assignment regarding the assignment of Insurances, the provisions of this Assignment shall control. The proceeds of insurance assigned hereby shall be held, applied and disbursed in accordance with the provisions of Section 2.13 of the Deed of Covenants.

Section 2.04 Assignment of Proceeds of Requisition of Use. If, as a result of a requisition of use during the continuance of this Assignment, the requisitioner shall pay or become liable to pay any amount by reason of the loss of or injury to or depreciation of a Vessel, any such amount shall be payable pursuant to Section 2.13 of the Deed of Covenants.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE ASSIGNORS

Each of the Assignors hereby represents and warrants to the Collateral Agent as follows as of the date hereof:

Section 3.01 No Prior Assignment. No Assignor has assigned nor pledged the Earnings or Insurances or any part of the rights, titles and interests hereby assigned, to anyone other than the Collateral Agent, or its successors or assigns.

ARTICLE IV

COVENANTS OF THE ASSIGNORS

Each of the Assignors hereby covenants and agrees that so long as any of the Secured Obligations remains outstanding:

Section 4.01 Covenants of Assignors. (a) Each Assignor covenants (i) that it shall forthwith (A) give, or cause its broker to give, in the form attached as Appendix I hereto, notice of this Assignment to all insurers, underwriters, clubs and associations, with respect to all Insurances that are assigned pursuant to the terms hereof, (B) cause its broker to acknowledge the notice delivered pursuant to subsection (A) and return such notice to the Collateral Agent and (C) cause its interest in all Insurances and moneys hereby assigned to be paid over promptly to the Collateral Agent in accordance with Section 2.13 of the Deed of Covenants, (ii) that upon the occurrence and continuance of an Event of Default it shall cause all Earnings hereby assigned to be paid promptly to an account designated by the Collateral Agent and that it shall deliver to any charterer, under a charter, a Notice in the form annexed hereto as Appendix II and (iii) that it shall promptly execute and deliver to the Collateral Agent such documents, if any, and shall do and perform such acts, if any, to facilitate or expedite the collection by the Collateral Agent of such claims arising out of any requisition of use. If an Assignor fails to perform any of its obligations under this Section 4.01(a), the Collateral Agent shall have the right (but not the obligation) to do so.

(b) After the occurrence and continuance of an Event of Default, all Earnings received by the Collateral Agent under this Assignment shall be treated and applied as provided in the Collateral Agency Agreement. All Insurances received by the Collateral Agent under this Assignment shall be treated and applied as provided in Section 2.13 of the Deed of Covenants.

(c) Each Assignor covenants that it will not assign or pledge, so long as this Assignment shall remain in effect, the Earnings or Insurances or any part of the rights, titles and interests hereby assigned, to anyone other than the Collateral Agent, or its successors or assigns.

Section 4.02 Assignors to Remain Liable. Anything in this Assignment contained to the contrary notwithstanding, each Assignor shall remain liable under any existing charters, and any future charter parties, bills of lading, contracts and other engagements of affreightment or other carriage or transportation of cargo and other operations of every kind whatsoever of its Vessel(s) and any such policies of insurance, and shall be solely responsible for the observation, performance and fulfillment of all of the conditions and obligations to be observed, performed and fulfilled by them thereunder, and the Collateral Agent shall have no obligation or liability thereunder or by reason of or arising out of this Assignment, nor shall the Collateral Agent be required or obligated in any manner to observe, perform or fulfill any of the conditions or obligations of an Assignor thereunder or pursuant thereto, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment or to make any inquiry as to the nature or sufficiency of any payment received by an Assignor, or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent may be entitled hereunder at any time or times. The obligations of the Assignors under any policies of insurance may (at the election of the Collateral Agent) be performed by the Collateral Agent or its nominee, without releasing the Assignors therefrom, but the Collateral Agent or its nominee shall be under no duty whatsoever to perform or incur any such obligations.

Section 4.03 Reserved.

Section 4.04 Collateral Agent as Attorney-in-Fact of Assignors. Each of the Assignors hereby constitutes the Collateral Agent, and its successors and assigns, effective at any time an Event of Default has occurred and is continuing, its true and lawful attorney-in-fact, irrevocably, with full power in its own name, in the name of its agents or nominees or in the name of such Assignor or otherwise, to ask, require, demand, receive, enforce and give acquittance for, any and all moneys and claims for moneys due and to become due and payable under or arising out of any Earnings, Insurances or requisition of its Vessel(s), to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which to the Collateral Agent acting reasonably may seem to be necessary or advisable under this Assignment. After the occurrence and during the continuance of an Event of Default, any action or proceeding brought by the Collateral Agent pursuant to any of the provisions of this Assignment or otherwise and any claim made by the Collateral Agent hereunder may be compromised, withdrawn or otherwise dealt with by the Collateral Agent without any notice to or approval of any of the Assignors.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.01 Amendment. This Assignment may be amended from time to time by written agreement signed by the parties hereto.

Section 5.02 Severability. If any provision of this Assignment is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or Sections of this Assignment contained, shall not affect the remaining portions of this Assignment, or any part thereof.

Section 5.03 Notices. Any notice or other communication to be given pursuant hereto shall be in the manner provided in the Collateral Agency Agreement and addressed as follows:

If to the Collateral Agent, to

Wilmington Trust Company,

as Collateral Agent

1100 North Market Street

Rodney Square North

Wilmington, DE 19890

Attn: Corporate Trust

Telephone: (302) 636-6453

Fax: (302) 636-4145

If to the Assignors, to

c/o Secunda International Limited

One Canal Street

Dartmouth, Nova Scotia B2Y 2W1 Canada

Telephone: 902-465-3400

Fax: 902-465-2578

or at such other address as either party may notify to the other in writing.

Section 5.04 Captions. The captions or headings in this Assignment are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Assignment.

Section 5.05 Governing Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of New York, except to the extent the laws of another jurisdiction mandatorily apply to issues, including the validity, creation, attachment and perfection (or non-perfection and the effect thereof), and enforcement of remedies and Liens granted hereby.

Section 5.06 No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture among the parties hereto, and the services of each party shall be rendered as an independent contractor and not as agent for any other party.

Section 5.07 Counterparts. This Assignment may be executed in any number of counterparts and by different parties hereto on separate counterpart, each of which shall be deemed to be an original. Such counterparts shall constitute one and the same agreement.

Section 5.08 Survival. The representations, covenants and agreements contained in or made pursuant to this Assignment in respect of either party hereto shall survive the execution and delivery of this Assignment and shall continue in effect so long as such party’s obligations hereunder remain outstanding.

Section 5.09 Integration. This Assignment and the Schedule, Exhibits and Appendices hereto (if any) constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

Section 5.10 Successors and Assigns: Assignment. This Assignment shall be binding upon and inure to the benefit of each of the Assignors and the Collateral Agent and their respective successors and assigns.

Section 5.11 General Interpretive Principles. For purposes of this Assignment except as otherwise expressly provided or unless the context otherwise requires:

(a) the defined terms in this Assignment shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

(c) references herein to “Articles”, “Sections”, “Subsections”, “paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Assignment;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

(e) the words “herein”, “hereof’, “hereunder” and other words of similar import refer to this Assignment as a whole and not to any particular provision; and

(f) the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 5.12 Rights of the Collateral Agent. The Collateral Agent shall be entitled to all of the same rights, protections, immunities and indemnities set forth in the Collateral Agency Agreement as if specifically set forth herein.

IN WITNESS WHEREOF, each of the Assignors and the Collateral Agent have caused this Assignment to be duly executed and delivered by their respective officers thereunto duly authorized all as of the day and year first above written.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Collateral Agent

By:	/s/ James J. McGinley
Its:	Authorized Signer

JDM SHIPPING INC.

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: Director and Authorized Person

SECUNDA ATLANTIC INCORPORATED

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

SECUNDA GLOBAL MARINE INC.

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: Director and Authorized Person

SECUNDA MARINE ATLANTIC LIMITED

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

SECUNDA MARINE SERVICES LIMITED

By:	/s/ Alfred A. Smithers
Name: Alfred A. Smithers
Title: President

SCHEDULE 1

Assignor	Vessel Name	Jurisdiction of Incorporation	Jurisdiction of Vessel Registry	Official #	Year Built / Rebuilt	Call Sign	Classification Society	Gross Tonnage	Net Tonnage
Secunda Global Marine Inc. (Barbados)	AGILE	Barbados	Barbados	725439	1978/1998	8POC	DNV	9402	2821

JDM Shipping Inc. (Barbados)	J.D. MITCHELL	Barbados	Barbados	355811	1975 /-	8PMU	Lloyds	12522	5936

Secunda Marine Services Limited (Nova Scotia)	MARINER SEA	Nova Scotia	Canada	817120	1979/2003	VAAB	Lloyds	2904	871

Secunda Marine Services Limited (Nova Scotia)	PANUKE SEA	Nova Scotia	Canada	823801	1984/2003	VOCT	DNV	2704	813

Secunda Marine Services Limited (Nova Scotia)	CABOT SEA	Nova Scotia	Canada	329550	1975 /-	CFD8024	Lloyds	849	266

Secunda Marine Services Limited (Nova Scotia)	RYAN LEET	Nova Scotia	Canada	811492	1978/1993	VOQY	DNV	1473	442

Secunda Marine Atlantic Limited (Nova Scotia)	THEBAUD SEA	Nova Scotia	Canada	821340	1999 /-	VCXR	DNV	2594	778

Secunda Atlantic Incorporated (Nova Scotia)	VENTURE SEA	Nova Scotia	Canada	820661	1998/-	VCVZ	DNV	2235	670

Secunda Marine Services Limited (Nova Scotia)	BURIN SEA	Nova Scotia	Canada	820679	1984/1999	VCXN	DNV	2372.11	675.18

Secunda Marine Services Limited (Nova Scotia)	TRINITY SEA	Nova Scotia	Canada	820678	1984/1999	VCXJ	DNV	2372.11	675.18

Secunda Marine Services Limited (Nova Scotia)	SABLE SEA	Nova Scotia	Canada *	733413	1977/2001	8PPU	DNV	2341	702

Secunda Marine Services Limited (Nova Scotia)	HEBRON SEA	Nova Scotia	Canada	363608	1975/1994	VORM	Lloyds	1963	589

*	The Canadian Registry has been voluntarily suspended to have this Vessel registered on the Bareboat Registry of Barbados.

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APPENDIX I

NOTICE OF ASSIGNMENT

To:	Marsh Canada Limited

Attention:

PLEASE TAKE NOTICE that, pursuant to the Assignment of Earnings and Insurances, dated as of August 26, 2004 (the “Assignment”) by and between                      (the “Assignor), certain of its affiliates and Wilmington Trust Company, not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”) under the Collateral Agency Agreement, dated as of August 26, 2004 (the “Collateral Agency Agreement”) by and among Secunda International Limited and certain of its subsidiaries, Fortis Capital Corp. (the “Agent”) as Agent and in its capacity as Agent for the benefit of the Lenders and Wells Fargo Bank, National Association (the “Trustee”) as Trustee and in its capacity as Trustee for the benefit of the Noteholders and the Collateral Agent, all of the Assignor’s right, title and interest in, to (a) all moneys and claims for moneys due and to become due to the Assignor with respect to the Total Loss, or requisition for title, seizure, condemnation, confiscation, sequestration or compulsory acquisition or otherwise of its Vessel(s) (but not including proceeds of insurance against requisition for or other loss of hire or use of its Vessel(s)) by act of any country or any governmental authority or otherwise, of its Vessel(s), and all claims for damages or compensation with respect thereto, and (b) all policies and contracts of insurance of whatsoever nature and all entries with protection and indemnity clubs or societies (to the extent that the rules of the relevant insurance company, club or society allow such assignment) that have been or may hereafter during the subsistence of the Assignment be taken out in respect of the Assignor’s interests in its Vessel(s), including all machinery, materials, equipment, appurtenances and outfits thereon, including without being limited to hull and machinery, off hire, loss of hire, war risks, protection and indemnity and title requisition or otherwise howsoever (but excluding insurance covering the Assignor’s liability to third parties) and all the benefits thereof, including all claims of whatsoever nature and return of premiums, together with the income and proceeds of any and all of the foregoing have been assigned by the Assignor to the Collateral Agent, as security for the Secured Obligations as defined in the Collateral Agency Agreement. The undersigned hereby directs that all moneys otherwise payable to the Assignor under the insurance mentioned above shall be paid to the Collateral Agent at such account as shall be designated in writing by notice to you by the Collateral Agent.

Dated: August     , 2004

[Name of Assignor]

By:
Its:

Acknowledged and Agreed on this day of August , 2004 MARSH CANADA LIMITED

By:

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APPENDIX II

NOTICE OF ASSIGNMENT

Wilmington Trust Company, not in its individual capacity but solely as Collateral Agent under the Intercreditor and Collateral Agency Agreement, dated as of August     , 2004 (the “Collateral Agency Agreement”) by and among Secunda International Limited and certain of its subsidiaries, Fortis Capital Corp. (the “Agent”) as Agent and in its capacity as Agent for the benefit of the Lenders and Wells Fargo Bank, National Association (the “Trustee”) as Trustee and in its capacity as Trustee for the benefit of the Noteholders (the “Collateral Agent”) and                                          (the “Assignor”), owner of the [list all vessels] (the “Vessel(s)”), hereby give notice that by an assignment contained in an Assignment of Earnings and Insurances, dated as of August 26, 2004 (the “Assignment”) by and between the Assignor, certain of its affiliates and the Collateral Agent, the Assignor assigned to the Collateral Agent all of its right, title and interest under, to and in all present and future moneys and claims which are earned by or become payable to or for the account of the Assignor in connection with the operation or ownership of the Vessel(s), including but not limited to freights, passage and hire moneys, remuneration for salvage and towage services, demurrage and detention moneys, all present and future moneys and claims payable to the Assignor in respect of any breach or variation of any charterparty or contract of affreightment in respect of the Vessel(s), and all moneys and claims payable to the Assignor in respect of the requisition for hire of the Vessel(s) (all such right, title and interest herein called the “Earnings”).

So long as the Assignment remains effective upon receiving notice (the “Notice”) from the Collateral Agent that an Event of Default has occurred and is continuing under the Collateral Agency Agreement, please pay any and all sums under your charter with the Assignor directly to the account designated by the Collateral Agent pursuant to the account instructions in the Notice.

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